UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

October 7, 2005

Date of Report (Date of earliest event reported)

CONSOL Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14901	51-0337383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Consol Plaza

1800 Washington Road

Pittsburgh, Pennsylvania 15241

(Address of principal executive offices including zip code)

Registrant’s telephone number, including area code:

(412) 831-4000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 1.01 and 2.03 Entry into a Material Definitive Agreement and Creation of Direct Financial Obligation or an Obligation under Off-Balance Sheet Arrangement of a Registrant

Effective October 7, 2005, CNX Gas Corporation (“CNX Gas”), a 81.5% owned subsidiary of CONSOL Energy Inc. (“CEI” or the “Company”), entered into a revolving credit facility with several lenders. A brief description of this agreement is set forth below and such description is qualified by the complete agreement, a copy of which is attached hereto as Exhibit 10.82.

Credit Facility

CNX Gas entered into a Credit Agreement (the “Credit Agreement”) with certain lenders, with PNC Bank, National Association and Citibank, N.A., acting as co-administrative agents. The Credit Agreement provides for a revolving credit facility (the “Credit Facility”) in an initial aggregate outstanding principal amount of up to $200 million (with the ability to request an increase in the aggregate outstanding principal amount up to $300 million), including borrowings and letters of credit. The borrowings under the Credit Facility will be used by CNX Gas for general corporate purposes, including, transaction fees, letters of credit, acquisitions, capital expenditures and working capital. In connection with the closing of the Credit Agreement, the Intercompany Revolving Credit Agreement, by and between the Company, as lender, and CNX Gas, as borrower, dated as of August 1, 2005, was automatically terminated and is of no further force or effect.

In connection with the execution of the Credit Agreement, the Company and CNX Gas and its wholly-owned subsidiaries will be required to enter into a supplemental indenture on or before October 21, 2005 related to its 7.875% Notes due 2012 (“Notes”). This supplemental indenture, as required by the terms of the current indenture, will provide the guarantees of CNX Gas and its wholly-owned subsidiaries of the obligations of the Company with respect to the Notes. The Company intends to pursue an amendment to the indenture that would remove CNX Gas and its subsidiaries as guarantors while permitting them to borrow from third parties on an unsecured basis without guaranteeing the Notes. There can be no assurance that the Company will solicit or obtain the requisite noteholder consents to remove CNX Gas and its subsidiaries as guarantors.

In addition to being a co-administrative agent and lender under the Credit Agreement, PNC Bank, National Association is the co-administrative agent, along with Citicorp North America, Inc., with respect to the Amended and Restated Credit Agreement, by and among the Company, as the borrower, and various lenders, dated as of April 1, 2005 (the “Company Credit Agreement”); furthermore, substantially all of the lenders under the Credit Agreement were also original lenders under the Company Credit Agreement. PNC Bank, National Association also serves as administrator under the Receivables Purchase Agreement with the Company and certain of its subsidiaries, each as sub-servicers, dated as of April 30, 2003.

The Bank of Nova Scotia, a lender under the Credit Agreement, is an affiliate of the Bank of Nova Scotia Trust Company of New York, which serves as the indenture trustee with respect to the Notes.

Description of the Credit Facility

The availability under the Credit Facility, including availability for letters of credit, is generally limited to a borrowing base, which is determined by the required number of lenders in good faith by calculating a loan value of CNX Gas’ proved reserves and reducing that number by an equity cushion determined by the lenders required to approve the borrowing base.

Interest on outstanding indebtedness under the Credit Facility currently accrues, at CNX Gas’ option, at a rate based on either:

the greater of (i) PNC Bank, National Association’s prime corporate lending rate and

(ii) the federal funds open rate plus .5%,

in each case, plus a margin ranging from 0% to .25%

or

the LIBOR rate plus a margin ranging from 1.00% to 1.75%.

The applicable margin added to the underlying interest rate fluctuates based on the aggregate outstanding principal under the Credit Facility with the margin increasing as the outstanding principal amount increases.

The Credit Facility matures on October 7, 2010, and requires compliance with conditions precedent that must be satisfied prior to any borrowing as well as ongoing compliance with certain affirmative and negative covenants to which CNX Gas and its wholly-owned subsidiaries must adhere.

The affirmative covenants include (i) maintenance of existence, (ii) payment of obligations, including taxes, (iii) maintenance of properties, insurance, intellectual property and books and records, (iv) compliance with laws, leases, pipeline arrangements and other material contractual obligations, (v) use of proceeds, (vi) subordination of intercompany loans and (vii) access to title information.

The negative covenants of the Credit Facility that concern CNX Gas and its wholly-owned subsidiaries, include, without limitation, restrictions (in each case with certain limited exceptions unless otherwise noted) on the ability of CNX Gas (and its wholly-owned subsidiaries) to:

•	create, incur, assume or suffer to exist any indebtedness;

•	create or permit to exist liens on its properties;

•	guaranty the debt of another party except in certain circumstances (which exception includes CNX Gas and its wholly-owned subsidiaries’ guarantee of the Notes);

•	make or pay any dividends or distributions to third parties in excess of certain amounts;

•	merge with or into another person, liquidate or dissolve; or acquire all or substantially all of the assets of any going concern or going line of business or acquire all or a substantial portion of another person’s assets (other than similar lines of business for total consideration below certain amounts;

•	make particular investments and loans;

•	sell, transfer, convey, assign or dispose of its assets or properties other than in the ordinary course of business and other select instances;

•	deal with any affiliate except in the ordinary course of business on terms no less favorable to CNX Gas than it would otherwise receive in an arm’s length transaction;

•	other than CNX Gas, issue additional equity to any person other than CNX Gas or its wholly-owned subsidiaries;

•	amend in any material manner its certificate of incorporation, bylaws, or other organizational documents;

•	enter into an agreement that prohibits the granting of a lien on the property of CNX Gas or the property of any of CNX Gas’ wholly-owned subsidiaries;

•	enter into any hedging agreement other than those permitted by the Credit Agreement in the ordinary course of CNX Gas’ business; or

•	voluntarily sell, pool or unitize its proved reserves.

The Credit Facility imposes the following additional obligations and restrictions (with certain limited exceptions), among others, on CNX Gas:

Ratios. CNX Gas is obligated to maintain a leverage ratio equal to or less than 3.0 to 1.0, as calculated in accordance with the terms and definitions determining such ratio contained in Credit Agreement. CNX Gas is obligated to maintain an interest coverage ratio equal to or greater than 3.0 to 1.0, as calculated in accordance with the terms and definitions determining such ratio contained in Credit Agreement.

Defaults. The Credit Facility also contains customary events of default, including a cross-default to certain other debt, breaches of representations and warranties, change of control events and breaches of covenants.

Security. The obligations of CNX Gas under the Credit Agreement are unsecured, but are guaranteed by CNX Gas’ wholly-owned subsidiaries; the guarantee obligations of CNX Gas’ wholly-owned subsidiaries are unsecured.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibit.

Exhibit 10.82	Credit Agreement dated October 7, 2005 between CNX Gas Corporation, certain of its subsidiaries and the lender parties thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOL ENERGY INC.

By:	/s/ P. Jerome Richey
P. Jerome Richey Vice President and General Counsel

Dated: October 13, 2005

EXHIBIT INDEX

Exhibit No.
Exhibit 10.82	Credit Agreement dated October 7, 2005 between CNX Gas Corporation, certain of its subsidiaries and the lender parties thereto.